SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2013 (February 15, 2013)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2013, Flowers Foods, Inc. (the “Company”) issued a press release announcing that George E. Deese, current chairman of the board and chief executive officer since 2010, has been elected executive chairman of the board effective May 22, 2013, the date of the Company’s annual shareholders’ meeting. Consistent with the Company’s management succession plan, Mr. Deese will no longer serve as chief executive officer effective the same date. As executive chairman of the board, Mr. Deese will work with the new chief executive officer regarding the strategic direction of the Company. Deese, age 66, previously served as chairman of the board, president and chief executive officer from 2006 to 2010 and has 48 years of service with the Company.

The Company further announced that its board of directors has elected Allen L. Shiver president and chief executive officer effective May 22, 2013. The board of directors has also nominated Mr. Shiver for election to the board at the 2013 annual shareholders’ meeting. Shiver, age 57, has 33 years of service with the Company, during which time he has been promoted to increasing levels of responsibility in sales, marketing, and operations. Shiver currently serves as president. Since being named president in 2010, he has provided operational oversight, been involved in strategic growth initiatives, and given guidance to the Company’s national sales and marketing efforts. Shiver previously served as executive vice president and chief marketing officer from 2008 to 2010 and as president and chief operating officer of the warehouse delivery segment from 2003 until 2008. Shiver is an American Bakers Association (ABA) board member, and previously served as ABA’s chairman of the board. He is a past co-chair of the Grain Foods Foundation Board of Trustees, and currently serves on the President’s Advisory Council and Industry Affairs Council of the Grocery Manufacturers Association.

The information required by Item 5.02(c)(3) of Form 8-K for Mr. Deese and Mr. Shiver is unavailable as of the date of filing. The Company will file an amendment to this Form 8-K containing such information when it is determined or becomes available.

A copy of the press release is furnished with this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Flowers Foods, Inc. dated February 15, 2013

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:
/s/ R. Steve Kinsey
Name: R. Steve Kinsey Title: Executive Vice President and Chief Financial Officer

Date: February 19, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Flowers Foods, Inc. dated February 15, 2013